SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 22, 2002

ESG RE LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda	000-23481	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Church Street
Hamilton HM11, Bermuda		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

(441) 295-2185

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

This Report on Form 8-K/A (Amendment No. 2) amends and supplements the Report on Form 8-K filed on December 2, 2002 and the Report on Form 8-K/A (Amendment No. 1) filed on December 16, 2002 to restate Item 4 of the Report.

ITEM 4.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

ESG Re Limited (“ESG” or the “Company”) received a letter from Deloitte & Touche on November 22, 2002, stating that Deloitte & Touche had resigned as ESG’s independent auditors, effective on that date.  The letter indicated no reason for the resignation.  The Company requested that Deloitte & Touche identify any accounting disagreements or reportable events as those terms are used in Item 304(a) of Regulation S-K.  On November 29, 2002, Deloitte & Touche supplied ESG with a schedule identifying accounting disagreements and a reportable event.

The reports of Deloitte & Touche on ESG’s financial statements for the fiscal years ended December 31, 2000 and December 31, 2001 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, with the exception of the December 31, 2001 report which was modified to reflect a restatement of ESG’s financial statements.

In connection with the audits performed by Deloitte & Touche of ESG’s financial statements for the fiscal years ended December 31, 2000 and December 31, 2001, and the reviews performed by Deloitte & Touche for the interim periods ended March 31, 2002 and June 30, 2002, there were no accounting disagreements between the Company and Deloitte & Touche.  As discussed in greater detail below, however, Deloitte & Touche noted reportable conditions in connection with the audits of the Company’s financial statements for fiscal years ended December 31, 2000 and December 31, 2001.  These include: (1) consolidation process and general ledger system, (2) foreign exchange translation, (3) broker balances, and (4) maintenance of underwriting files.  Deloitte & Touche’s November 29, 2002 schedule identified seven accounting disagreements related to the quarter ended September 30, 2002.  These include: (1) a proposed provision for impairment in the value of the Company’s investment in 4Sigma Limited in the amount of $2,382,000; (2) a proposed write-off of the Company’s deferred tax asset in the amount of $1,300,000; (3) an unspecified increase of the Company’s legal reserves; (4) a proposed provision in the amount of $203,000 for funds withheld in connection with a specific agreement; (5) a proposed write-off of $1,500,000 of a receivable due to the Company under a specific agreement; (6) a proposed addition to the income statement of $125,000, reflecting an excess of inter-company broker receivables over inter-company broker payables; and (7) disclosure of significant uncertainties relating to the Company’s financial position.  ESG believes that these items were open issues that continued to be the subject of discussion and review with Deloitte & Touche.

Deloitte & Touche’s November 29, 2002 schedule identified one reportable event.  Deloitte & Touche articulated that reportable event as a proposed restatement of the Company’s financial statements for the quarter ended September 30, 2001, the fiscal year ended December 31, 2001, and the quarters ended March 31, 2002 and June 30, 2002 to reflect appropriate accounting for Company’s co-reinsurance contract with ACE Limited.

Deloitte & Touche has not discussed the accounting disagreements and reportable event set forth on their November 29, 2002 schedule with the Board of Directors or the Audit Committee of the Board.

In connection with Deloitte & Touche’s review of ESG’s results for the quarter ended September 30, 2002, there was an ongoing dialogue of questions and responses between Deloitte & Touche and ESG.  To allow Deloitte & Touche and ESG to work through these questions and responses, additional time was needed for the quarterly review process and filing of the Form 10-Q.  On November 15, 2002, ESG reported this delay on Form 12b-25.  On the Form 12b-25 and in its earnings release dated November 8, 2002, ESG indicated that it expected to report $1.4 million in losses for the third quarter.  ESG acknowledges had the third quarter review been completed by Deloitte & Touche, there would have been some adjustments which would have affected the financial results announced for the period.  While ESG cannot at this time identify the exact amount of those adjustments or the effect of these adjustments on subsequent financial periods, it currently estimates, based on the information available to it, that such adjustments are likely to be an additional loss on the order of $500,000, although there can be no assurance that the amount might not be higher.

On December 2, 2002, the Company issued a press release (attached as Exhibit 99.01 to the Form 8-K filed on December 2, 2002) announcing the resignation of Deloitte & Touche as auditors and the pending delisting from Nasdaq.

On December 16, 2002, the Company filed a Form 8-K/A, which included as Exhibit 99.02 a letter of Deloitte & Touche, dated December 13, 2002, which was furnished to the Company in accordance with Item 304(a) of Regulation S-K.  The Company strongly disagrees with statements made in the letter from Deloitte & Touche, and such filing should not be construed as the Company’s agreement with the contents of the letter.  The Company is working with its new independent auditors, BDO International, to resolve the accounting issues identified by Deloitte & Touche.

(1)                                  Reportable Conditions.                     In its Management Letter dated April 2, 2001, relating to the fiscal year ended December 31, 2000, Deloitte & Touche noted four matters involving the Company’s internal controls and operations, and in its Management Letter dated March 29, 2002, relating to the Company’s fiscal year ended December 31, 2001, Deloitte & Touche repeated two previously identified matters involving the Company’s internal controls and operations, that Deloitte & Touche considered to be reportable conditions under standards established by the American Institute of Certified Public Accountants.

Deloitte & Touche addressed internal control and operational conditions relating to the Company’s fiscal year ended December 31, 2000 in their report to the Audit Committee of the Board of Directors of the Company dated May 1, 2001 and discussed with the Audit Committee during their presentation.  Deloitte & Touche addressed internal control and operational conditions relating to the Company’s fiscal year ended December 31, 2001 in their report to the Audit Committee of the Board of Directors of the Company dated May 6, 2002 and discussed with the Audit Committee during their presentation.  For the fiscal years ended December 31, 2000 and December 31, 2001, Deloitte & Touche issued unqualified opinions on the consolidated financial statements of the Company and, in each case, advised the Audit Committee that “there was not substantial doubt about ESG’s ability to continue as a going concern for twelve months beyond the date of the financial statements.”  In addition, in each case, Deloitte & Touche advised the Audit Committee that they “received the full cooperation of management and staff throughout the organization, were kept informed as to developments and plans affecting their audit scope,” and “no restrictions were placed on the scope of their work.”

The internal control and operation conditions that Deloitte & Touch identified in their Management Letters dated April 2, 2001, relating to the fiscal year ended December 31, 2000, and March 29, 2002, relating to the fiscal year ended December 31, 2001, which Deloitte & Touche considered to be reportable conditions under standards established by the American Institute of Certified Public Accountants, are as follows:

I.                 Consolidation Process and General Ledger System

In its Management Letter dated April 2, 2001, Deloitte & Touche made the following statements regarding the “consolidation process and general ledger system:”

“1.1                                                 Consolidation Process

Observation

ESG uses the Sun accounts package to maintain the general ledger of each group entity and to produce consolidated financial information. The system utilizes a series of databases for each company in the group and at various consolidation levels.  The system has proven to be very cumbersome and is unable to provide an acceptable audit trail of the group consolidation. The primary reasons for the problem are:

•                  A large number of consolidation levels and ‘shadow’ company databases exist.

•                  Adjustment entries made at the consolidation level in previous accounting periods have remained unallocated to the appropriate company ledger, and are repeated in subsequent financial periods.  The large number of these entries have diluted the audit trial and made the application difficult to manage.

•                  Many of the adjustments and corrections have been made into the wrong database, or at an incorrect consolidation level.  Whilst not affecting the consolidated numbers, these errors have to be adjusted prior to the production of the financial statements of individual companies.

•                  In general, there is not sufficient control over the recording and elimination of inter-company transactions, including maintaining a list of the investments at historic cost.  As a result, good practice protocols for agreement of intercompany balances have not been adopted.

•                  Journals made at the consolidation level, often making adjustments to the underlying entities or other corrections, historically were not properly documented with supporting explanations or working papers.

•                  The system is set up to use the multi-currency functions Sun Accounts to undertaken revaluation and translation automatically.  There is no control exercised over this process and the translation amounts cannot be proved easily.

•                  The staff member who historically provide technical support is located in Australia and was not easily accessible to support this year-end process.

Impact

The consolidation process is a concern for the following reasons:

•                  There is an increased risk of inter-company transactions not being eliminated properly and the financial statements being misstated.

•                  It is difficult for the financial control function to ensure that all entries have been posted to the correct company.

•                  Old entries and various adjustments that were not readily supported by analysis had to be investigated and support produced.  This proved to be a time consuming process for the financial control function.

•                  In order to produce an acceptable audit trail of the consolidation a considerable number of reports had to be produced as extracts from the system.  These reports are unwieldy and represent a bare minimum of acceptable documentation.  The inefficiency of this process makes it unacceptable for future periods.

Recommendation

A detailed review and clean up process is required.  Given the size of this task we think the company may need to hire additional specific resources to dedicate to this process.

An alternative to producing the consolidation on the Sun amounts {sic} package may be considered.  As ESG has a relatively simple group structure the consolidation itself could be undertaken on a spreadsheet.  Supporting documentation should be developed and then maintained for all consolidating and adjusting journals to enable the consolidations to be carried out.”

Management Response.

In its Management Letter dated March 29, 2002, Deloitte & Touche reported that during 2001 a number of steps had been taken by the Company to improve the Sun Accounts package and system used by the Company, including:

•                  “Investigating and correcting adjustment entries which had previously been incorrectly recorded, for example; adjustments recorded in the incorrect databases.  This process has focused on the more significant areas requiring adjustments.

•                  Reducing the number of databases recorded in the system, for example; eliminating the ‘shadow’ databases.

•                  Implementing an upgraded version of Sun Accounts package.

•                  Establishing technical support in Dublin;”

In its Management Letter dated March 29, 2002, Deloitte & Touche made the following statements regarding the “consolidation process”:

“Information in relation to individual companies within the group has become more reliable as a result of the reduction of the number of databases, with less adjusting entries being booked to incorrect databases.  The result of these procedures has been to enhance the functionality of Sun and improve the quality and reliability of the information it records.”

Deloitte and Touche did not report the “consolidation process and general ledger” as a reportable condition in Deloitte & Touche’s Management Letter dated March 29, 2002 for the Company’s fiscal year ended December 31, 2001.  Deloitte & Touche, however, continued to identify weaknesses in the “consolidation process and general ledger,” as follows:

“Despite the progress that has been made to date, the following weaknesses remain:

•                                          The consolidation function within Sun does not document the elimination entries adequately.  A list of elimination journals is not available from the system;

•                                          The system does not meet management’s information needs.  The system is not configured to produce usable management information on a timely basis.

Impact

As a result of inter-company elimination journals not being separately recorded there is an increased risk of inter-company transactions not being eliminated properly and the financial statements being misstated.  Management’s ability to actively manage the business is restricted by the difficulty of producing relevant management information on a timely basis.”

Management Response

In response to Deloitte & Touche’s identification of continued weaknesses for the fiscal year ended December 31, 2001, during 2002 the Company has made further improvements in the consolidation process and general ledger system through implementation of an updated general ledger system and a new consolidation system.

II.  Foreign Exchange Translation

Deloitte & Touche reported  “foreign exchange translation” as a reportable condition in both its April 2, 2001 and March 29, 2002 Management Letters.  In its Management Letter dated April 2, 2001, Deloitte & Touche made the following statements regarding “foreign exchange translation:”

“1.3                         Foreign Exchange Translation

Observation

The balance sheet includes a foreign currency translation reserve balance of $5.3m.  The bulk of this translation reserve was created in the 3rd quarter 2000 when the former controller instigated an unexplained adjustment to the Sun Accounts system.  Whilst the CFO confirmed that he can not reconcile or substantiate much of this balance, we performed alternative procedures and concluded that the identification and reconciliation of this balance will not result in a material adjustment.

Impact

Due to the multi-currency nature of the company’s business it is important to exercise control over translation accounting and to fully understand all translation differences which arise.

Recommendation

It is recommended that adjustments are not made without the support of detailed analysis.  Further investigation should be made into the foreign currency translation reserve to fully substantiate the balance.”

In its Management Letter dated March 29, 2002, Deloitte and Touche reported that the balance of the “foreign exchange translation” account was largely substantiated at the end of fiscal 2001, and that the substantiation of the balance was not part of the routine accounting process.   Deloitte & Touche, however, continued to raise concerns in relation to the operation of the multi-currency functions of the Sun system that resulted in “foreign exchange translation” being a reported internal control condition in its Management Letter dated March 29, 2002.  In its Management Letter dated March 29, 2002, Deloitte & Touche made the following statements regarding “foreign exchange translation”:

“1.3                         Foreign Exchange Translation

Observation

The general ledger system has multi-currency functionality, which allows it to undertake revaluation and translation automatically.  Due to personnel changes and lack of supporting documentation the finance function has only a partial understanding of how the system undertakes these calculations.  There is no control exercised over this process and the translation amounts cannot be easily maintained or proved.

The balance sheet includes a foreign currency translation adjustments balance of $4.2m.  This balance was substantiated by an analysis which required a substantial input of finance department time and a high degree of data manipulation.

The foreign exchange revaluations and translations, which are automatically generated by the Sun accounting system, are not fully understood or reviewed on a timely basis.

Impact

Due to the multi-currency nature of the company’s business it is important to exercise control over translation accounting and to fully understand all translation differences which arise.  The present system does not assist in the monitoring or management of currency exposures.

Recommendation

It is recommended that adjustments are not made without the support of detailed analysis.  Revaluation and retranslation processes should be understood and documented.  Foreign exchange adjustments balances should be checked and reconciled.  Foreign exchange exposures should be monitored.”

Management Response.

In 2001, in conjunction with the Company’s efforts to improve the consolidation and general ledger system, the Company dedicated resources to identifying and reconciling foreign exchange translation balances for all 26 subsidiaries.  These efforts resulted in the implementation of a new consolidation system in 2002, separate from the general ledger system, and the filing on August 22, 2002 of amendments to the Company’s Form 10-K for the fiscal year ended December 31, 2001 and quarterly report on Form 10-Q for the quarter ended March 31, 2002 to correct errors generated by the Company’s prior internal consolidation system which led to misstatements in the foreign currency translation account.  These restatements to its financial statements reflected a downward adjustment to its foreign currency translation account.

III.  Broker Balances

Deloitte & Touche reported  “broker balances” as a reportable condition in both its April 2, 2001 and March 29, 2002 Management Letters.  In its Management Letter dated April 2, 2001, Deloitte & Touche made the following statements regarding “broker balances:”

“2.1                        Broker Balances

Observation

There is currently no separate broker sub-ledger, rather, individual brokers have accounts in the Sun general ledger.  Throughout the year, the maintenance of these accounts have become centralized and are now under the control of either the Dublin or Toronto office.  The following issues were identified in relation to the broker balances:

•                  Proper procedures to reconcile broker ledger transactions to broker statements as well as to allocate cash have not operated.  Due to staff turnover, lack of experienced staff resource and the additional demands of developing a new technical accounting system, only a small number of the broker accounts were properly reconciled.  The reconciliations that have been completed have resulted in minor profit and loss adjustments.

•                  The detailed Sun account balances for individual brokers could not be reconciled to the overall ledger account recorded in the financial statements.  This account does not act as control account and contains entries that do not relate to broker balances.

•                  The broker accounts include transactions that relate to previous accounting periods covering up to three years.

•                  Procedures to allocate and clear cash entries against bordereaux entries have not operated satisfactorily.

Impact

Broker account balances include old uncleared transactions.  As balances age, the probability of the company receiving settlement of these transactions decreases.  Because of the number of postings and unallocated cash it is currently impossible to quantify and age the broker balances.

Accurate recording of the balances due from and to brokers and for cedents is critical to the control of the accounting system as the link between the technical transactions recorded and cash.  Without a properly controlled broker ledger, it is difficult to ensure effective cash collection control.

Recommendations

The Company currently does not have the resources to be able to continue processing bordereaux, allocate cash, introduce the new OpenCo system and clear the substantial back log of transactions.  We suggest that the task of clearing historic transactions and preparing broker reconciliations should be managed separately from the day to day tasks that are currently the responsibility of the technical accounting staff.”

In its Management Letter dated March 29, 2002, Deloitte & Touche made the following statements regarding “broker balances:”

“2.1                        Broker Balances — Systems

Observation

During the 2001 year the company introduced a new version of OpenCo, which is the technical accounting and underwriting system.  The new version of OpenCo contains a broker sub-system named ALS.  ALS records amounts owing to and due from Brokers on both inward and outward reinsurance as well cash movements which have not been allocated against outstanding balances.

During the year a process has been undertaken to ensure that the amounts recorded in broker accounts on the Sun general ledger are in agreement with details recorded in ALS.

The ALS system records transactions and cash movements with brokers in a database.  It does not have the functionality and control structure of a ledger based on accounting principles; for example the system does not record each brokers balance, it does not age amounts outstanding and it does not routinely generate reports for reconciling to the general ledger such as cash movements reports.

The general ledger is updated directly from the ALS data.  The general ledger does not have a control account, which is independent from ALS, which can then be reconciled to the data contained within ALS.

Impact

Currently ALS does not provide standard reports, which can be routinely reconciled to a broker control account in the General Ledger.  These deficiencies prevent control over errors in the recording of amounts due to and from brokers and inhibit efficient management of the allocation of cash transactions to outstanding balances and effective cash management.

Recommendations

Further work is required to develop the capabilities of the ALS system in terms of recording accounting entries, report capabilities, cash management and control functions.  Input from the finance development, reinsurance accounting services (‘RAS’), treasury and information technology areas will be required.  The finance department should investigate methods of establishing a control account in the general ledger, which is independent from ALS.  Monthly procedures including the reconciliation of the control account to an ALS sub-ledger and the independent review of the ageing and cash management function should be implemented.”

Management Response

During 2001, the Company upgraded its technical accounting system with a specific sub-system for tracking broker balances and utilized subcontractors to reconcile the technical accounting system with the general ledger system, identify errors and reconcile balances to broker statements.  This reconciliation process was partially completed by the end of 2001, continued through 2002 and is expected to be substantially completed by the end of January 2003.  In addition, during 2002 the Company has implemented a monthly procedure of reconciling the sub-system to the general ledger and developed a report showing sub-system balances by broker and transaction.

In its Management Letter dated March 29, 2002, Deloitte & Touche stated that “[t]he Company has introduced a subsidiary system, ALS, and a significant exercise was undertaken to review individual broker accounts.”

IV.  Maintenance of Underwriting Files

In its Management Letter dated April 2, 2001, Deloitte & Touche made the following statements regarding the “maintenance of underwriting files:”

“3.1                        Maintenance of Underwriting Files

Observation

Our audit procedures included confirming treaty information with cedants or brokers.  We also reviewed underwriting files to ensure that supporting documentation comply with the company’s underwriting guidelines.  The following items were identified from our review of underwriting files:

•                  Upon review, a number of files were found not to contain signed contracts or copies of same.  After considerable follow up {sic}, signed contracts for all treaties we selected were located in regional offices.

•                  In a number of instances bordereaux were either not filed or filed incorrectly.

•                  For a number of selected treaties the underwriting file did not contain any documented underwriting analysis.

During the year the underwriting procedures were modified to strengthen control over the underwriting process.  It should be noted that many of the exceptions identified related to older files.

Impact

Failure to maintain comprehensive underwriting files will curtail the ability of the company to perform objective underwriting analysis, increasing the risk of renewal based on incomplete information.  It will also impede the company in demonstrating its position in cases regarding coverage disputes.  Technical accounting staff should have the treaty wording available for consultation to ensure the cedent is adhering to the treaty terms.

Recommendation

We recommend that newly introduced underwriting guidelines be strictly adhered to.  For older contracts an extensive review should be performed to ensure all required information is complete and kept on the contract files.”

Management Response

Deloitte & Touche did not include the “maintenance of underwriting files” as a reportable condition in their Management Letter dated March 29, 2002.  In its Management Letter dated March 29, 2002, Deloitte & Touche notes that “[t]he underwriting function is now contained in Dublin and Toronto with the result being increased control over the underwriting acceptance and document maintenance process.  There were some instances during the course of current audit that items, such as treaty contracts and Bordereaux were not located in the correct underwriting file. In all cases the documentation was located. The maintenance of the underwriting files has improved compared with the previous year.”

(2)                                  Communications with BDO International.                      ESG has authorized Deloitte & Touche to communicate freely with BDO International, the Company’s new auditor, on all matters relating to ESG.

(3)                                   Copy of this Form 8-K/A Provided to Deloitte & Touche.                  ESG has provided a copy of this Form 8-K/A to Deloitte & Touche and requested that Deloitte & Touche furnish a letter, addressed to the Securities and Exchange Commission, to the Company, stating whether they agree with the statements made by ESG in this Form 8-K/A, and, if not, identifying the statements with which they do not agree.  Such a letter, however, is not currently available.  When such a letter becomes available from Deloitte & Touche, the Company will file it as an exhibit to an amended Form 8-K.

Item 7.  Exhibits

                                                None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 27, 2003

ESG RE LIMITED

By:	/s/ Margaret L. Webster

Margaret L. Webster
Chief Operating Officer, General Counsel & Secretary